WILLKIE FARR & GALLAGHER
                               787 Seventh Avenue
                             New York, NY 10019-6099

January 16, 2001

Hampshire Group, Limited
215 Commerce Boulevard
Anderson, South Carolina 29625

Ladies and Gentlemen:

We have acted as counsel to Hampshire Group, Limited (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Registration Statement on Form S-8/S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about January 16, 2001, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 750,000 shares (the "Company Shares") of the Company's Common Stock, par value $0.10 per share, issuable under the Hampshire Group, Limited 1992 Stock Option Plan, as amended (the "Option Plan"), and the Hampshire Group, Limited Common Stock Purchase Plan for Directors and Executives (the "Purchase Plan").

As counsel for the Company, we have examined, among other things, such federal and state laws and originals and or copies of such documents, certificates and records as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company.

Based on the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, the Company Shares to be newly issued, when duly issued, sold and paid for in accordance with the terms of the Option Plan and the Purchase Plan, as the case may be, will be legally issued, fully paid and non-assessable.

We are qualified to practice law in the State of New York and do not purport to be experts on, or to express any opinion herein, concerning any law, other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willike Farr & Gallagher
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Willkie Farr & Gallagher